EXHIBIT 23








                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in Post-Effective Amendment No. 8 to Registration Statement No. 33-15017 on Form S-8 of our report dated May 22, 1996 appearing in and incorporated by reference in this Annual Report on Form 10-K of WSMP, Inc. for the fiscal year ended February 23, 1996.




DELOITTE & TOUCHE LLP

Hickory, North Carolina
May 22, 1996